UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	7/31/2014

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level , 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
____________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	515-281-1000
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 31, 2014, the Federal Home Loan Bank of Seattle (the “FHLB Seattle”) and the Federal Home Loan Bank of Des Moines (the “FHLB Des Moines”) issued a joint press release announcing that they have entered into an exclusivity arrangement and begun due diligence review and negotiations regarding a potential merger of the two banks. A merger would require approval from the Federal Housing Finance Agency, as well as from member-owners of the FHLB Seattle and the FHLB Des Moines. There can be no assurance an agreement relating to a potential merger or any other transaction between the Banks will be entered into or completed.

In addition, on July 31, 2014, the FHLB Des Moines distributed an announcement to its members regarding the potential merger.

A copy of the press release and member announcement are filed herewith as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	Press Release, dated July 31, 2014
99.2	Member Announcement, dated July 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

Date: July 31, 2014	/s/ Richard S. Swanson

Name: Richard S. Swanson
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated July 31, 2014
99.2	Member Announcement, dated July 31, 2014